                                                                       EXHIBIT 4


                           SUPPLY CHAIN SERVICES, INC.
      Registered Address : 1220 North Market Street, Suite 606, Wilmington,
                             Delaware 19801, U.S.A.


May 10, 2001

Mr. Thomas Yan Chuen Chu
Miss Pauline Wai Man Chu
Mr. Eddie Chow
Mr. King Kwok Yu
Mr. Richard Che Keung Wong
Mr. Hardy Kung Chin Lok
c/o 8/F, Guangdong Textile Centre,
22 Minden Avenue, Tsimshatsui,
Kowloon, Hong Kong


RE: LOCK UP AGREEMENT WITH SUPPLY CHAIN SERVICES, INC.

Gentlemen:

     As part of the sale of issued shares of Common Stock of Supply Chain Services, Inc. (the "Company") under a contemplated "Best Effort" self-underwriting exercise to the general public (the "New Issue Exercise"), the Undersigned hereby represent, warrant, covenant and agree, for the benefit of the Company and the holders of record (the "third party beneficiaries") of the Company's outstanding securities, including the Company's Common Stock, $.0001 par value (the "Stock") at the close of the New Issue Exercise and during the pendency of this letter agreement that the Undersigned will not transfer, sell, contract to sell, devise, gift, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, their shares of Stock of the Company owned beneficially or otherwise by the Undersigned within a period of 90 calendar days from the date the SB-2 filed with the Securities and Exchange Commission (the "SEC") is declared effective by the SEC.

     Any attempted sale, transfer or other disposition in violation of this letter agreement shall be null and void.

     The Undersigned further agree that the Company (i) may instruct its transfer agent not to transfer such securities (ii) may provide a copy of this letter agreement to the Company's transfer agent for the purpose of instructing the Company's transfer agent to place a legend on the certificate(s) evidencing the securities subject hereto and disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of such securities is subject to the terms of this letter agreement and (iii) may issue stop-transfer instructions to its transfer agent for the period contemplated by this letter agreement for such securities. This letter agreement shall be binding upon the Undersigned, their agents, heirs, successors, assigns and beneficiaries.

     Any waiver by the Company of any of the terms and conditions of this letter agreement in any instance must be in writing and must be duly executed by the Company and the Undersigned and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof

     The Undersigned agree that any breach of this letter agreement will cause the Company and the third party beneficiaries irreparable damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this letter agreement by the Undersigned, the Undersigned hereby agree that the Company and the third party beneficiaries shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach. The Undersigned also agree that the Company and all third party beneficiaries shall be entitled to pursue any other remedies for such a breach or threatened breach, including a claim for money damage.

     ACKNOWLEDGED and AGREED on the date first written above:


THOMAS YAN CHUEN CHU                        KING KWOK YU


/s/ Thomas Yan Chuen Chu                    /s/ King Kwok Yu
------------------------                    ------------------------------------



PAULINE WAI MAN CHU                         RICHARD CHE KEUNG WONG


/s/ Pauline Wai Man Chu                     /s/ Richard Che Keung Wong
------------------------                    ------------------------------------



EDDIE CHOW                                  HARDY KUNG CHIN LOK


/s/ Eddie Chow                              /s/ Hardy Kung Chin Lok
-----------------------                     ------------------------------------